Exhibit 3.1.1

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF “APEX 11 INC.”, FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF SEPTEMBER, A.D. 2018, AT 5:13 O`CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE SUSSEX COUNTY RECORDER OF DEEDS.

5337034 8100 SR# 20186856206 Date: 09-27-18	Authentication: 203502371 Date:09-27-18

You may verify this certificate online at corp.delaware.gov/authver.shtml

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State of Delaware Secretary of State Division of Corporations

Delivered 05:13PM 09/26/2018

FILED 05:13PM 09/26/2018

SR 20186856206 - File Number 5337034

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

APEX 11 INC.

(Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware)

Apex 11 Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "General Corporation Law''),

DOES HEREBY CERTIFY:

1.                   That the name of this corporation is Apex 11 Inc., and that this corporation was originally incorporated pursuant to the General Corporation Law on May 20, 2013, under the name Apex 11 Inc.

2. That the Board of Directors of the Corporation duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is below.

3.                  That the following amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law.

4.                  That this Amended and Restated Certificate of Incorporation, which amends, restates, and supersedes the provisions of this Corporation's original Certificate of Incorporation, and all amendments thereto, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:

ARTICLE I NAME

The name of the corporation is Apex 11 Inc. (the "Corporation").

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the registered office of the Corporation in the State of Delaware is 16192 Coastal Highway, Lewes, Delaware 19958, County of Sussex. The name of the Corporation' s registered agent at that address is Harvard Business Services, Inc.

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ARTICLE III
PURPOSE

The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

ARTICLE IV
AUTHORIZED SHARES

The Corporation is authorized to issue two classes of capital stock to be designated, respectively, Common Stock, par value $0.0001 per share ("Common Stock"), and Preferred Stock, par value $0.0001 per share ("Preferred Stock"). The total number of shares of capital stock that the Corporation shall have authority to issue is 105,000,000. The total number of shares of Common Stock that the Corporation shall have authority to issue is 100,000,000. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is 5,000,000.

The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is expressly authorized to provide for the issuance of all or any of the shares of the Preferred Stock in one or more series, to fix the number of shares, and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the General Corporation Law or other applicable law. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of Preferred Stock subsequent to the issuance of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE V
BYLAWS

In furtherance and not in limitation of the powers conferred by the General Corporation Law, the Board of Directors shall have the power, subject to the provisions of this Certificate, to make, alter, amend, change, add to, and repeal the bylaws of the Corporation (the "Bylaws") without any action on the part of the stockholders; provided, however, that the grant of such power to the Board of Directors shall not divest the stockholders of, nor limit their power to, adopt, amend, repeal, or otherwise alter the Bylaws.

ARTICLE VI

SIZE, ELECTION, AND POWERS OF THE BOARD

The number of directors of the Corporation shall be as fixed from time to time by, or in the manner provided in, the Bylaws. Election of directors of the Corporation need not be by written ballot unless the Bylaws so require. In addition to the powers and authority by this Certificate or by the General Corporation Law expressly conferred upon them, the directors of the Corporation shall be authorized to exercise all such powers and to do all such acts and things as may be exercised or done by the Corporation, subject, in each case, to the General Corporation Law, this Certificate, and the Bylaws.

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ARTICLE VII

STOCKHOLDERS' MEETINGS; BOOKS

Meetings of the stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws may provide. Subject to any applicable provision or provisions of the General Corporation Law, the books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time in the Bylaws, or, if not designated therein, as provided by the Board of Directors.

ARTICLE VIII

LIMITATION OF LIABILITY OF DIRECTORS

Unless provided otherwise in the Bylaws, no director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages, except: (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (c) pursuant to Section 174 of the General Corporation Law; (d) if a court of competent jurisdiction determines that such director was negligent, committed fraud, or breached his or her fiduciary duty to the Corporation; or (e) for any transaction from which the director derived an improper personal benefit. Neither an amendment, repeal, or a modification of this Article VIII, nor the adoption of any provision of this Certificate inconsistent with this Article VIII, shall eliminate or reduce the effect of this Article VIII in respect of any matter occurring, or any cause of action, suit, or claim, but for this Article VIII, that would accrue or arise, prior to such amendment, repeal, modification, or adoption of an inconsistent provision.

ARTICLE IX

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and as more fully described in the Bylaws. Such right to indemnification shall continue as to any person who has ceased to be a director or officer of the Corporation and inure to the benefit of his or her heirs, executors, and personal and legal representatives. The rights to indemnification and to the advancement of defense expenses conferred under this Article IX and in the Bylaws shall be in addition to any and all other rights that the indemnitees may hold or hereafter acquire from any source and in any manner whatsoever, including, without limitation, rights arising under the General Corporation Law or any other applicable law, under this Certificate, the Bylaws, or any contract or agreement, or by virtue of any vote of the stockholders or of the disinterested directors of the Corporation. No repeal or modification of this Article IX shall adversely affect any rights to indemnification or to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any act or omission occurring prior to such repeal or modification.

ARTICLE X

DURATION

The duration of the Corporation shall be perpetual.

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ARTICLE XI

PREEMPTIVE RIGHTS

Except as otherwise provided in the Bylaws, approved by the Board of Directors, or subject to an agreement with the Corporation, the stockholders of the Corporation have no preemptive rights.

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[SIGNATURE ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this Corporation as of this 31st day of July, 2018.

 By: /s/ Anthony J. Iarocci

Anthony J. Iarocci, Jr., Chief Executive Officer

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